Exhibit 4.6

Equinix Canada Financing LTD.

as Issuer

EQUINIX, INC.

as Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of                     , 20

i

This Indenture, dated as of             , 20   , is by and among Equinix canada Financing ltd., an Ontario corporation (the “Issuer”), and a wholly-owned subsidiary of the Guarantor, EQUINIX, INC., a Delaware corporation (the “Guarantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

The Issuer, the Guarantor and the Trustee agree as follows for the benefit of each party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01. Definitions.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authorized Officer” means, when used with respect to the Issuer, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Issuer and when used with respect to the Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Guarantor.

“Authorized Person” means, (i) when used with respect to the Issuer, (a) any Authorized Officer of the Issuer and (b) any Authorized Officer of the Guarantor designated to act in the name of the Issuer pursuant to a Board Resolution of the Issuer and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership,” have a corresponding meaning.

“Board of Directors” means, as to any Person, (i) the board of directors (or similar governing body) of such Person, (ii) any duly authorized committee of such board, or (iii) any officer, director, or authorized representative of such Person, in each case duly authorized by such board to act hereunder.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, in the case of the Issuer, any Authorized Officer thereof) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“CAD” or “C$” means the lawful currency of Canada.

“Capital Stock” means:

(1)            with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)            with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Obligors.

“Custodian” means the Person named as custodian in the applicable Board Resolution of the Issuer, supplemental indenture or Officers’ Certificate with respect to the Securities in global form, or any successor entity thereto.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security in definitive, fully registered form without interest coupons in the name of the Holder thereof and issued in accordance with Section 2.04 hereof.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States at the date of any computation.

“Global Security Legend” means the legend set forth in Section 2.08(f) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.03 hereof evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the Government of Canada, and the payment for which the Government of Canada pledges its full faith and credit.

“Guarantee” means the guarantee of Securities of any Series by the Guarantor pursuant to this Indenture.

“Guarantor” means Equinix, Inc., unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means the registered holder of any Security with respect to registered securities and the bearer of any unregistered Security or any coupon appertaining to it, as the case may be.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)            the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; and

(2)            the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

For avoidance of doubt, (a) obligations in respect of hedging transactions and cash management obligations, (b) accrued payables and trade credit and (c) obligations in respect of taxes shall not be Indebtedness.

“Indenture” means this Indenture, as amended, supplemented or restated from time to time in accordance with the terms hereof and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Issuer” means Equinix Canada Financing Ltd., unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York, Toronto, Ontario, Canada or the Corporate Trust Office of the Trustee, or the relevant place of payment are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.

“Obligors” means, collectively, the Issuer and the Guarantor.

“Obligor Order” means a written request, order, or consent signed in the name of each Obligor by one or more Authorized Persons of each Obligor, and delivered to the Trustee.

“Officers’ Certificate” means a certificate signed by one or more Authorized Persons of the Issuer and one or more Authorized Persons of the Guarantor, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to either Obligor or any Subsidiary of either Obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Responsible Officer” means, when used with respect to the Trustee, an officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to this Indenture, any other officer to whom such matter with respect to this Indenture is referred because of such officers’ knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security” or “Securities” means the debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.01 and Section 2.02 hereof.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.01 and Section 2.02 hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any Series of Securities, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Series of Securities, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” with respect to any Person, means:

(1)            any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)            any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

Section 1.02. Other Definitions.

Term	Defined in Section
Authentication Order	2.04
CDS	2.05
Covenant Defeasance	8.03
Event of Default	6.01
Guarantor Surviving Entity	5.01
Issuer Surviving Entity	5.01
Legal Defeasance	8.02
Paying Agent	2.05
Registrar	2.05

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Issuer and the Guarantor and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            “will” shall be interpreted to express a command;

(f)             provisions apply to successive events and transactions;

(g)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(h)            “including” means including without limitation; and

(i)             Section references are to Sections of this Indenture unless the context otherwise requires.

ARTICLE 2
The Securities

Section 2.01. Issuable in Series.

(a)            The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution of each Obligor, supplemental indenture hereto or Officers’ Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution of each Obligor. In the case of Securities of a Series to be issued from time to time, the Board Resolution of each Obligor, Officers’ Certificate or supplemental indenture hereto detailing the adoption of the terms thereof pursuant to authority granted under such Board Resolutions may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.02. Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(1) and either as to such Securities within the Series or as to the Series generally in the case of Section 2.02(2) through Section 2.02(17)) by or pursuant to a Board Resolution of each Obligor, and set forth or determined in the manner provided in such Board Resolutions, supplemental indenture hereto or Officers’ Certificate:

(1)            the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;

(2)            whether the Securities are entitled to the benefit of any guarantee by any guarantor;

(3)            any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(4)            the date or dates on which the principal of the Securities of the Series is payable;

(5)            the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(6)            the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

(7)            the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon each Obligor in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

(8)            the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Issuer at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(9)            the obligation, if any, of the Issuer to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuer;

(11)          if other than minimum denominations of C$2,000 and any integral multiple of C$1,000 in excess thereof, the minimum denominations in which the Securities of the Series shall be issuable;

(12)          if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof;

(13)          any addition to, deletion of or change in the covenants which apply to the Securities of the Series;

(14)          any special tax implications of the Securities;

(15)          any trustees, authenticating agents or paying agents with respect to such Series, if different from those set forth in, or designated pursuant to, this Indenture;

(16)          the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Issuer, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed; and

(17)          any other terms of the Series (which may amend, supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution of each Obligor, supplemental indenture hereto or Officers’ Certificate referred to above.

Section 2.03. Form and Dating.

(a)            General. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security will be dated the date of its authentication. Unless otherwise provided by Board Resolution of each Obligor, Officers’ Certificate or supplemental indenture hereto for a particular Series, the Securities will be in minimum denominations of C$2,000 with integral multiples of C$1,000 in excess thereof.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)            Global Securities. A Board Resolution of each Obligor, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. Any Global Security issued hereunder shall bear the Global Security Legend. Each Global Security will represent such of the outstanding Securities of any Series as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Securities of any Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of any Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of any Series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.

Section 2.04. Execution and Authentication.

The Securities shall be executed (i) on behalf of the Issuer, by one or more Authorized Persons of the Issuer; and (ii) on behalf of the Guarantor, by one or more Authorized Persons of the Guarantor. The signature of any Authorized Person on the Securities may be manual or facsimile (including, for the avoidance of doubt, electronic).

If an Authorized Person whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer and the Guarantor to the Trustee for authentication, together with an Obligor Order for the authentication and delivery of such Securities (an “Authentication Order”), and the Trustee in accordance with the Authentication Order will authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 7.01) will be fully protected in conclusively relying upon, (a) the Board Resolution of each Obligor, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 12.04 and 12.05 and (c) an Opinion of Counsel stating:

(a)            that such form of the Securities has been established in conformity with the provisions of this Indenture;

(b)            that such terms of the Securities have been established in conformity with the provisions of this Indenture;

(c)            that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer and the Guarantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(d)            that all conditions precedent and covenants to the issuance of the Securities have been satisfied.

(e)            The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution of each Obligor, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.

The Trustee may appoint an authenticating agent acceptable to the Obligors to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Obligors.

Section 2.05. Registrar and Paying Agent.

The Issuer will maintain, with respect to each Series of Securities, an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”). The Registrar will keep a register with respect to each Series of Securities and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Guarantor or any of the Subsidiaries of either Obligor may act as Paying Agent or Registrar.

The Issuer initially appoints CDS Clearing and Depository Services Inc. (“CDS”) to act as Depositary with respect to the Global Securities. The Issuer will appoint the Registrar and Paying Agent and to act as Custodian with respect to each Series of Securities pursuant to the Board Resolution of the Issuer, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02.

Section 2.06. Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Series of Securities, and will notify the Trustee of any default by the Issuer or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Guarantor or any of the Subsidiaries of either Obligor) will have no further liability for the money. If the Issuer, the Guarantor or any of the Subsidiaries of either Obligor acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer or the Guarantor, the Trustee will automatically be entitled to appoint the Paying Agent for the Securities.

Section 2.07. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each Series of Securities and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.08. Transfer and Exchange.

(a)            Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Security will be exchanged by the Obligors for Definitive Securities unless:

(1)             the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under applicable Canadian securities laws and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)            the Obligors in their sole discretion determine that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and deliver a written notice to such effect to the Trustee; or

(3)            there has occurred and is continuing an Event of Default with respect to the Securities of which an officer of the Trustee has received actual notice and the Registrar has received a request from the Depositary to issue such Definitive Securities.

Upon the occurrence of any of the events in (1), (2) or (3) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.09 and Section 2.12 hereof; provided that every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.09 or Section 2.12 hereof shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this (a) hereof, provided, however, that beneficial interests in a Global Security may be transferred and exchanged as provided in (b) or (c) hereof.

(b)            Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities will require compliance with paragraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(1).

(2)            All Other Transfers and Exchange of Beneficial Interests in Global Securities. In connection with all transfers or exchanges of beneficial interests in Global Securities that are not subject to Section 2.08(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)            both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)            subject to Section 2.08(a) above, both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.08(b)(2)(B)(i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Securities pursuant to (g) hereof.

(c)            Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)             If, subject to and in accordance with Section 2.08(a) above, any holder of a beneficial interest in an Global Security proposes to exchange such beneficial interest for a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.08(b)(2) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to (g) hereof, and the Obligors shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(2)            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by such Holder (or its agent) except in the case of Section 2.08(a) above, and that, subject to Section 2.01(a), ownership of a beneficial interest in the Securities represented thereby shall be required to be reflected in book-entry form.

(d)            Transfer and Exchange of Definitive Securities for Beneficial Interests. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee or the Registrar (as applicable) will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities pursuant to (g) hereof.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Security has not yet been issued, the Obligors will issue and, upon receipt of the Obligor Order, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security.

(e)            Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this (e), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof, and the Obligors shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.

(f)             Global Securities Legends. The following legends will appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY OTHER PERSON OTHER THAN SUCH DEPOSITARY OR NOMINEE EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO EQUINIX CANADA FINANCING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(g)            Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Custodian or by the Depositary at the direction of the Custodian to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Custodian or by the Depositary at the direction of the Custodian to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Obligors will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Registrar’s request.

(2)            No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Obligors may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.12, Section 3.06 and Section 9.05 hereof).

(3)            Neither the Registrar nor the Obligors will be required to register the transfer of or exchange of any Securities selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)            All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Obligors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)            Neither the Registrar nor the Obligors will be required:

(A)            to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)            to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)            to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date for the Security.

(6)            Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Obligors may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Obligors shall be affected by notice to the contrary.

(7)            The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.04 hereof.

(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.08 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.09. Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Obligors and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Security, the Obligors will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Obligors, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Obligors to protect the Obligors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Obligors may charge for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Obligors and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.10. Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Issuer, the Guarantor or an Affiliate of either Obligor holds such Security.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, the Guarantor or any of the Subsidiaries of either Obligor) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.11. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.12. Temporary Securities.

Until certificates representing Securities are ready for delivery, the Obligors may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Obligors consider appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Obligors will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.13. Cancellation.

The Obligors at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee). Upon written request of the Obligors, certification of the destruction of all canceled Securities will be delivered to the Obligors. The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Issuer will notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer given at least two Business Days before notice of redemption is required to be delivered to Holders pursuant to this Section 2.14 (unless a shorter notice shall be agreed to by the _____), the _____ in the name and at the expense of the Issuer) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15. CUSIP Number.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3
Redemption And Prepayment

Section 3.01. Notices to the Trustee.

The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, the Issuer must notify the _____, at least five Business Days prior to the last date on which notice of redemption may be given to Holders of Securities pursuant to Section 3.03 (unless a shorter notice shall be satisfactory to the _____), of:

(a)            the clause of this Indenture pursuant to which the redemption shall occur;

(b)            the redemption date;

(c)            the principal amount of the Securities of such Series to be redeemed; and

(d)            the redemption price.

Section 3.02. Selection of Securities to Be Redeemed or Purchased.

If less than all of the Securities are to be redeemed or purchased in an offer to purchase at any time, the _____ will select Securities for redemption or purchase on a pro rata basis or to the extent that selection on a pro rata basis is not practicable, by lot or by such method as the ______ shall deem fair and appropriate; unless otherwise required by law or applicable stock exchange requirements (as certified by the Issuer to the ______), subject in each case to the applicable procedures of the Depositary. In the event of such partial redemption or purchase, the particular Securities to be redeemed or purchased will be selected, unless otherwise provided herein, not more than 60 days prior to the redemption or purchase date by the ______ from the outstanding Securities not previously called for redemption or purchase.

The _____ will promptly notify the Obligors in writing of the Securities selected for redemption or purchase and, in the case of any Securities selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Securities and portions of Securities selected will be in multiples of C$1,000; provided that if all of the Securities of a Holder are to be redeemed or purchased, the entire outstanding amount of Securities held by such Holder, even if not a multiple of C$1,000, shall be redeemed or purchased; and provided further that any unredeemed portion of a Security shall be equal to C$2,000 or a multiple of C$1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

Section 3.03. Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution of each Obligor, a supplemental indenture hereto or an Officers’ Certificate, at least 10 days but not more than 60 days before a redemption date, the Issuer will deliver a notice of redemption to each Holder whose Securities are to be redeemed at its registered address (with a copy to the Trustee and the Paying Agent), except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

The notice will identify the Securities to be redeemed and will state:

(a)            the redemption date;

(b)            the redemption price;

(c)            if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(d)            the name and address of the Paying Agent;

(e)            that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)             that, unless the Issuer defaults in making such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(g)            the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(h)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(i)             any condition to such redemption.

At the Issuer’s request, the ______ will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that Obligors have delivered to the ______, at least two Business Days before notice of redemption is required to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the _____), an Officers’ Certificate requesting that the _____ give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, Securities of the Series called for redemption become irrevocably due and payable on the redemption date at the redemption price. Any redemption and notice of redemption may, at the Obligors’ option and discretion, be subject to one or more conditions precedent. The notice, if delivered in a manner provided herein, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 3.05. Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. Eastern Time on the redemption or purchase date, the Issuer will deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Securities of a Series to be redeemed or purchased on that date. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Securities of a Series to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06. Securities Redeemed or Purchased in Part.

Upon surrender of a Security that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered; provided that such unredeemed or unpurchased portion is equal to C$2,000 or a multiple of C$1,000 in excess thereof. Notwithstanding any other provision in this Indenture to the contrary, neither an Opinion of Counsel nor an Officers’ Certificate is required for the Trustee to authenticate such new Security.

ARTICLE 4
Covenants

Section 4.01. Payment of Securities.

The Issuer will, for the benefit of the Holders of each Series of Securities, pay or cause to be paid the principal of, premium, if any, and interest on, the Securities of that Series on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer, the Guarantor or any of the Subsidiaries of either Obligor, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise established with respect to any Securities within a Series pursuant to Section 2.02, all payments of principal, premium, if any, and interest on, the Securities, including payments made upon any redemption pursuant to the terms of the Securities, will be payable in CAD.

Section 4.02. Maintenance of Office or Agency.

For so long as any Securities of a Series are outstanding, the Obligors will maintain an office or agency (which may (without obligation) be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served. The Obligors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Obligors fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Notwithstanding anything else contained herein to the contrary, no service of legal process on the Obligors may be made at any office of the Trustee.

The Obligors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Obligors will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to each Series of Securities, the Obligors hereby designate the corporate trust office of the Registrar as one such office or agency of the Obligors in accordance with Section 2.05 hereof.

Section 4.03. Reports to Holders.

Whether or not the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor must provide the Trustee and, upon request, to any Holder of the Securities within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1)            all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Guarantor were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Guarantor’s certified independent accountants, and

(2)            all current reports that would be required to be filed with the Commission on Form 8-K if the Guarantor were required to file such reports;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Guarantor’s website within the applicable time period.

In addition, whether or not required by the Commission, the Guarantor will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Guarantor will make the information and reports available to securities analysts and prospective investors upon request.

Notwithstanding anything herein to the contrary, the Guarantor will not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(c) hereof until 90 days after the date any report under this Section 4.03 is due to be delivered to the Trustee.

Delivery of the reports and documents described in subsection (1) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Obligors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.04. Compliance Certificate.

(a)            For so long as any Securities of a Series are outstanding, the Obligors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate, stating that a review of the activities of the Issuer, the Guarantor and the Subsidiaries of the Obligors during the preceding fiscal year has been made under the supervision of the signing officer of the Issuer and the Guarantor with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such signers signing such certificate, that to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Obligors are taking or propose to take with respect thereto).

(b)            So long as any of the Securities of a Series are outstanding, the Obligors will deliver to the Trustee, within five Business Days of any Authorized Person becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Obligors are taking or propose to take with respect thereto.

Section 4.05. Taxes.

For so long as any Securities of a Series are outstanding, the Obligors will pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities of a Series.

Section 4.06. Stay, Extension and Usury Laws.

The Obligors covenant (to the extent that they may lawfully do so) that they will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Obligors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
Successors

Section 5.01. Merger, Consolidation, or Sale of Assets.

(a)            Neither the Issuer nor the Guarantor will, in a single transaction or series of related transactions, consolidate, amalgamate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets whether as an entirety or substantially as an entirety to any Person unless:

(1)             in the case of the Issuer, either the Issuer shall be the surviving or continuing Person, or the Person (if other than the Issuer) formed by such consolidation or amalgamation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer substantially as an entirety (the “Issuer Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of Canada or any province or territory thereof, the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Issuer to be performed or observed;

(2)            in the case of the Guarantor, either the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Guarantor substantially as an entirety (the “Guarantor Surviving Entity”) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the performance of the Guarantee and every covenant of the Securities and this Indenture on the part of the Guarantor to be performed or observed; and

(3)            the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel, each stating that (x) such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of this Indenture, (y) after giving effect to such transaction no Default will have occurred and be continuing under the Indenture and (z) that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation, amalgamation, combination or merger or any transfer of all or substantially all of the assets of either Obligor in accordance with the provisions of Section 5.01 hereof in which such Obligor is not the continuing Person, the successor Person formed by such consolidation or amalgamation or into which such Obligor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under this Indenture and the Securities with the same effect as if such surviving entity had been named as such, and all financial information and reports required by this Indenture shall be provided by and for such surviving entity. For the avoidance of doubt, following a substitution of the Guarantor for the Issuer with respect to a Series of Securities then outstanding pursuant to Section 5.03 hereof, Section 5.01 and Section 5.02 shall cease to apply to the Issuer being substituted with respect to such Series of Securities.

Section 5.03. Substitution of Obligor.

(a)            The Obligors may at any time, without the consent of any Holders, arrange for and cause the substitution of the Guarantor (including any successor Guarantor pursuant to Section 5.01) for the Issuer as the principal obligor in respect of each or any Series of Securities then outstanding, if, immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing (other than a Default or Event of Default that would be cured by such substitution); provided that such substitution shall be conditioned upon the Guarantor executing an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, in which it agrees to be bound by the terms of this Indenture and the Securities of such Series as fully as if the Guarantor had been named in this Indenture and on the Securities of such Series in place of the Issuer. For the avoidance of doubt, subject to the conditions in this Section 5.03(a), nothing in the Indenture or any supplemental indenture hereto shall prevent the substitution of the Guarantor for the Issuer.

(b)            Upon the substitution of the Guarantor for the Issuer in accordance with this Section 5.03, the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor had been named as the Issuer herein, and thereafter (1) the Issuer prior to such substitution shall be relieved of all obligations and covenants under this Indenture and the Securities, (2) the Guarantor shall be relieved of all obligations with respect to the Guarantee under Article 11, and (3) the Events of Default specified in Section 6.01(c), Section 6.01(d) and Section 6.01(e)  shall be inapplicable to any event or occurrence specified therein affecting the Issuer prior to such substitution but not the Guarantor and the Event of Default specified in Section 6.01(f) shall be inapplicable, in each case, with respect to each Series of Securities then outstanding to which such substitution applied.

ARTICLE 6
Defaults And Remedies

Section 6.01. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means, unless otherwise provided by Board Resolution of each Obligor, Officers’ Certificate or supplemental indenture hereto for a particular Series, the:

(a)            the failure to pay interest on any Security of that Series when the same becomes due and payable and the default continues for a period of 30 days;

(b)            the failure to pay the principal on any Security of that Series, when such principal becomes due and payable, at maturity, upon redemption or otherwise on the date specified for such payment in the applicable offer to purchase;

(c)            a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than defaults in Section 6.01(a) and (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series) which default continues for a period of 60 days after the Obligors receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Securities of that Series;

(d)            either Obligor:

(1)            commences a voluntary case in bankruptcy,

(2)            consents to the entry of an order for relief against it in an involuntary bankruptcy case,

(3)            consents to the appointment of a custodian for it or for all or substantially all of its property,

(4)            makes a general assignment for the benefit of its creditors, or

(5)            makes an admission by such Obligor in writing of its inability to pay its debts as they become due; or

(e)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)            is for relief against such Obligor;

(2)            appoints a custodian of such Obligor for all or substantially all of the property of such Obligor; or

(3)            orders the liquidation of such Obligor;

and the order or decree remains unstayed and in effect for 90 consecutive days.

(f)             the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Guarantor denies or disaffirms in writing its obligations under the Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with this Indenture; or

(g)            any other Event of Default provided with respect to Securities of that Series, which is specified in Board Resolutions of the Obligors, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 6.01 hereof) shall occur with respect to the Securities of any Series at the time outstanding and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that Series may declare the principal of, and accrued and unpaid interest on all the Securities of that Series to be due and payable by notice in writing to the Obligors (and to the Trustee if given by Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. Upon declaration of acceleration, the aggregate principal of, and accrued and unpaid interest on the outstanding Securities of that Series shall immediately become due and payable.

If an Event of Default specified in clause (d) or (e) of Section 6.01 hereof occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities of any Series as described in this Section 6.02 hereof, the Holders of a majority in principal amount of the Securities of such Series then outstanding by written notice to the Trustee may, on behalf of all of the Holders of such Series, rescind and cancel such acceleration or waive any existing Default or Event of Default (except a default in the payment of the principal of or interest) and its consequences:

(a)            if the rescission would not conflict with any judgment or decree;

(b)            if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)            to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid;

(d)            if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)            in the event of the cure or waiver of an Event of Default of the type described in clause (d) or (e) of Section 6.01 hereof with respect to the Obligors, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel, each stating that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

No Holder of any Security will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series shall have made written request, and offered indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount the outstanding Securities of that Series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of Securities for enforcement of payment of principal of and accrued and unpaid interest on such Securities on or after the respective due dates expressed in such Securities.

Section 6.03. Other Remedies.

If an Event of Default with respect to the Securities of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Securities or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any Series by written notice to the Trustee may on behalf of the Holders of all the Securities of such Series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Securities of such Series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the direction or request of any Holder, unless such Holder shall offer, and if requested, provide, to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Section 6.06. Limitation on Suits.

A Holder of any Security of any Series may pursue any remedy with respect to this Indenture or its Securities only if:

(a)            such Holder gives to the Trustee written notice that an Event of Default with respect to Securities of that Series is continuing or the Trustee receives such notice from the Obligors;

(b)            Holders of at least 25% in aggregate principal amount of the then outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(c)            such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer of such security or indemnity; and

(e)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Securities of that Series do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing with respect to the Securities of any Series at the time outstanding, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer or the Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on, such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of such Series allowed in any judicial proceedings relative to the Issuer or the Guarantor (or any other obligor upon the Series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the exchange of the Securities of such Series or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money and property in the following order:

First: to the Trustee, its agents (including, without limitation, the Agents) and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities of any Series for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any and interest, respectively; and

Third: to the Issuer, the Guarantor or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of any Series.

ARTICLE 7
Trustee

Section 7.01. Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, and subject to any direction received by the requisite Holders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee will examine the Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)             The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            The Paying Agent, the Registrar, the Custodian and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b), (c) and (e) of this Section 7.01 with respect to the Trustee.

Section 7.02. Rights of Trustee.

(a)            The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Guarantor shall be sufficient if signed by an Authorized Officer of such Obligor.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered and if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            The Trustee shall not be deemed to have notice of a Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office specified in Section 12.02 hereof.

(h)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)             The Trustee shall not be required to provide any bond or surety with respect to the execution of these trusts and powers.

(j)             In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(k)            The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(l)             The Trustee may request that the Obligors deliver a certificate setting forth the names of individuals and/or titles of Authorized Persons authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Obligors or any Affiliate of the Obligors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or any Securities, it shall not be accountable for the Issuer’s use of the proceeds from any Securities or any money paid to the Obligors or upon the Obligors’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in any Securities or any other document in connection with the sale of any Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee will deliver to Holders of Securities of that Series a notice of the Default or Event of Default within 90 days after it occurs, or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security of any Series, the Trustee may withhold the notice from the Holders of such Securities if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of such Securities.

Section 7.06. Reports by Trustee to Holders of the Securities.

(a)            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee will deliver to the Holders of the Securities of any Series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also deliver all reports as required by TIA § 313(c).

(b)            A copy of each report at the time of its mailing to the Holders of Securities of any Series will be mailed by the Trustee to the Issuer and filed by the Trustee with the Commission and each stock exchange on which the Securities of any Series are listed in accordance with TIA § 313(d). The Issuer will promptly notify the Trustee when the Securities of any Series are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

(a)            The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)            The Issuer will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer or the Guarantor (including this Section 7.07), and defending itself against any claim (whether asserted by the Issuer, the Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer needs not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

(c)            The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(d)            To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or Section 6.01(e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)             The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee with respect to Securities of one or more Series if:

(1)            the Trustee fails to comply with Section 7.10 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)            If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

(a)            There will at all times be a Trustee hereunder that is a national banking association or other corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by United States federal or state authorities and that has a combined capital and surplus of at least $100.0 million U.S. dollars as set forth in its most recent published annual report of condition.

(b)            This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
Legal Defeasance And Covenant Defeasance

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Obligors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities (including the Guarantee) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities (including the related guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities, such Guarantee, and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Obligors acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, premium, if any, and interest on, such Securities of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(b)            the Obligors’ obligations with respect to such Securities of such Series under Article 2 and Sections 4.01 and 4.02 hereof;

(c)            the rights, powers, trusts, duties and immunities of the Trustee and the Obligors’ obligations in connection therewith; and

(d)            this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantor, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.03, 4.05 and Section 5.01 hereof as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.02 with respect to the outstanding Securities of any Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the outstanding Securities of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Issuer, the Guarantor or any of their Subsidiaries may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Series of Securities, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) and Section 6.01(g) hereof will not constitute Events of Default with respect to the Securities.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the applicability of either Section 8.02 or 8.03 hereof to the outstanding Securities:

(a)             the Issuer or the Guarantor must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in Canadian dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)            in the case of an election under Section 8.02 hereof, the Obligors shall have delivered to the Trustee an Opinion of Counsel in Canada in form reasonably acceptable to the Trustee confirming that:

(1)            the Obligors have received from, or there has been published by, the Canada Revenue Agency a ruling; or

(2)            since the date of this Indenture, there has been a change in the applicable Canadian federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Securities of such Series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Obligors shall have delivered to the Trustee an Opinion of Counsel in Canada in form reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Securities of such Series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default with respect to the outstanding Securities of such Series shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposits and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(f)             the Obligors shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer or the Guarantor, as applicable, with the intent of preferring the Holders over any other creditors of the Issuer or the Guarantor, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, the Guarantor or others;

(g)            the Obligors shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)            the Obligors shall have delivered to the Trustee an Opinion of Counsel, stating that assuming no intervening bankruptcy of the Issuer between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Issuer or the Guarantor, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by clause Section 8.04(b) above with respect to a Legal Defeasance need not be delivered if all outstanding Securities of such Series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee or the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, the Guarantor or any Subsidiary of either Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of any Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay (or cause the payment) to the Issuer or the Guarantor from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Issuer.

Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by an Obligor, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by an Obligor) shall be discharged from such trust; and the Holder of such Security shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantor as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any Canadian dollars or non-callable Government Securities with respect to Securities of any Series in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then, with respect to such Securities, the Obligors’ obligations under this Indenture and the applicable Securities and Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any such Securities following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
Amendment, Supplement And Waiver

Section 9.01. Without Consent of Holders of Securities.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder of Securities of any Series in order to:

(a)            cure any ambiguity, defect or inconsistency;

(b)            provide for the assumption by an Issuer Surviving Entity of the obligations of the Issuer under this Indenture and/or the assumption by a Guarantor Surviving Entity of the obligations of the Guarantor under this Indenture;

(c)            provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(d)            add additional guarantees with respect to the Securities of any Series or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by this Indenture;

(e)            secure the Securities of any Series, add to the covenants of the Obligors for the benefit of the Holders of the Securities of any Series or surrender any right or power conferred upon the Obligors;

(f)             make any change that does not adversely affect the rights of any Holder of the Securities;

(g)            comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(h)            provide for the issuance of additional Securities of a Series in accordance with this Indenture and the terms of the Securities of such Series;

(i)             evidence and provide for the acceptance of appointment by a successor Trustee;

(j)             conform the text of this Indenture or the Securities to any provision of the “Description of Notes” of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Securities of such Series were offered, to the extent that such provision in the “Description of Notes” was intended to be a recitation of a provision of this Indenture or the Securities;

(k)            make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided that (i) compliance with this Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Securities; or

(l)             to evidence the substitution of the Guarantor for the Issuer and the assumption by the Guarantor of the rights, powers, covenants, agreements and obligations of the Issuer pursuant to Section 5.03 hereof.

Upon the request of the Obligors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Obligors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Securities.

(a)            The Obligors and the Trustee may enter into a supplemental indenture with the written consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of each Series affected by such supplemental indenture (voting as one class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or Officers’ Certificate or of modifying in any manner the rights of the Holders of each such Series, and the Obligors’ compliance with any provision of this Indenture with respect to the Securities of any Series may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Securities of such Series affected by the waiver (voting as one class). However, no modification, amendment or waiver under this Section 9.02 may, without the consent of the Holder of the outstanding Securities affected:

(1)            reduce the principal amount, or extend the fixed maturity, of the Securities, alter or waive the redemption provisions of the Securities;

(2)            change the currency in which principal, any premium or interest is paid;

(3)            reduce the percentage in principal amount outstanding of the Securities which must consent to an amendment, supplement or waiver or consent to take any action;

(4)            impair the right to institute suit for the enforcement of any payment on the Securities or any guarantee;

(5)            waive a payment default with respect to the Securities or any guarantor;

(6)            reduce the interest rate or extend the time for payment of interest on the Securities;

(7)            adversely affect the ranking of the Securities; or

(8)            release the Guarantor from any of its obligations under its guarantee or this Indenture, except in compliance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders of Securities of any Series under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Obligors accompanied by a Board Resolution of each Obligor authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of any Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Obligors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After a supplemental indenture or waiver under this section becomes effective, the Issuer shall promptly mail to the Holders of Securities of any Series affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities of any Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (1) through (8) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.05. Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Issuer in exchange for all Securities of that Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of that Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Obligors may not sign an amended or supplemental indenture until each of their Board of Directors approves it. In executing any amended or supplemental indenture or Securities, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Securities is authorized or permitted by this Indenture.

ARTICLE 10
Satisfaction And Discharge

Section 10.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities of any Series, as expressly provided for in this Indenture) as to all outstanding Securities issued hereunder, when:

(a)            either:

(1)            all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)            all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee or the Paying Agent in the name, and at the expense, of the Issuer, and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Canadian dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on such Securities to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee or the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)            the Issuer or the Guarantor of such Securities has paid or caused to be paid all sums payable by it under this Indenture; and

(c)            the Obligors have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee or the Paying Agent pursuant to subclause (2) of clause (a) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02. Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee or a Paying Agent pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, the Guarantor or any of the Subsidiaries of either Obligor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee or the Paying Agent; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligors’ obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any such Securities of any Series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
Guarantee

Section 11.01. The Guarantee.

Subject to the provisions of this Article 11, the Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Series of Securities to be issued pursuant to this Indenture, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 11.02. Guarantee Unconditional.

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or Securities of any series, by operation of law or otherwise;

(b)            any modification or amendment of or supplement to this Indenture or Securities of any Series;

(c)            any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or Securities of any Series;

(d)            the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)            any invalidity, irregularity or unenforceability relating to or against the Issuer for any reason of this Indenture or Securities of any Series, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on Securities of any Series or any other amount payable by the Issuer under this Indenture; or

(f)             any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 11.03. Discharge; Reinstatement.

The Guarantor’s obligations hereunder with respect to Securities of any Series will remain in full force and effect until the principal of and interest on the Securities of such Series and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of or interest on Securities of any Series or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 11.04. Waiver by the Guarantor.

The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 11.05. Subrogation and Contribution.

Upon making any payment with respect to any obligation of the Issuer under this Article 11, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation.

Section 11.06. Stay of Acceleration.

If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 11.07. Limitation on Amount of Guarantee.

Notwithstanding anything to the contrary in this Article 11, the Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee shall not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code and/or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the Trustee, the Holders, the Obligors hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 11.08. Execution and Delivery of Guarantee.

The execution by the Guarantor of this Indenture and the Securities of a Series evidences the Guarantee with respect to such Series, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.09. Release of Guarantee.

The Guarantee will terminate with respect to a series of Securities upon defeasance or discharge of such Series of Securities, as provided in Article 8, and upon the substitution of the Guarantor for the Issuer as provided in Section 5.03 with respect to each Series of Securities to which such substitution applied.

ARTICLE 12
Miscellaneous

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 12.02. Notices.

Any notice or communication by the Issuer, the Guarantor or the Trustee to the others or by a Holder to the Issuer, the Guarantor or the Trustee is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, delivered electronically (in .pdf or similar format) if, in case of electronic notices, receipt is confirmed, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Equinix Canada Financing Ltd.
One Lagoon Drive

Redwood City

California 94065

United States of America

Attention: Treasurer

Telephone: (650) 598-6000

Facsimile: (650) 598-6900

Email:	dbuza@equinix.com

retailtreasurycapmarkets@equinix.com

AMERTreasury@equinix.com

With a copy to:

Equinix Canada Financing Ltd.

One Lagoon Drive

Redwood City

California 94065

United States of America

Attention: General Counsel

Telephone: (650) 598-6000

Facsimile: (650) 598-6900

Email: legalnotices@equinix.com

With a copy to:

Davis Polk & Wardwell LLP
900 Middlefield Road
Redwood City, CA 94063

Attention:	Alan F. Denenberg
Emily Roberts
Facsimile No.:	(650) 752-3604
(650) 752-3685
E-mail:	alan.denenberg@davispolk.com

emily.roberts@davispolk.com

If to the Guarantor:

Equinix, Inc.
One Lagoon Drive

Redwood City

California 94065

United States of America

Attention: Treasurer

Email:	dbuza@equinix.com

retailtreasurycapmarkets@equinix.com

AMERTreasury@equinix.com

With a copy to:

Equinix, Inc.

One Lagoon Drive

Redwood City

California 94065

United States of America

Attention: General Counsel

Telephone: (650) 598-6000

Facsimile: (650) 598-6900

Email:	legalnotices@equinix.com

With a copy to:

Davis Polk & Wardwell LLP

900 Middlefield Road Suite 200

Redwood City, CA 94063

Attention:	Alan F. Denenberg
Emily Roberts
E-mail:	alan.denenberg@davispolk.com

emily.roberts@davispolk.com

If to the Trustee:

U.S. Bank Trust Company, National Association
Corporate Trust Services

633 W. Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: L. Costales

E-mail:	lauren.costales@usbank.com

The Issuer, the Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

Any notice or communication to a Holder shall be delivered by electronic transmission, first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer delivers a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.

Where the Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Global Security (or its designee), pursuant to the applicable procedures of the Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 12.03. Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the applicable Securities. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Obligors to the Trustee to take any action under this Indenture, the Obligors shall furnish to the Trustee:

(a)            an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholder Members.

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Obligors, as such, shall have any liability for any obligations of the Obligors under any Securities of any Series or under this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Obligors, as such, shall have any liability for any obligations of the Obligors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liabilities. The waiver and release are part of the consideration for the execution of this Indenture and the issuance of the Securities.

Section 12.08. Governing Law and Agent for Service of Process.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer hereby irrevocably appoints the Guarantor as its agent for service of process in any suit, action or proceeding and agrees that service of process in any such suit, action or proceeding may be made upon it by courier and by certified mail (return receipt requested), fees and postage prepaid, at the office of such agent. The Issuer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Guarantor represents and warrants that the Guarantor has agreed to act as the Issuer’s agent for service of process, and the Obligors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon a substitution of the Guarantor for the Issuer pursuant to Section 5.03 hereof with respect to any Series of Securities then outstanding, the appointment of the Guarantor as the Issuer’s agent for service of process set forth in this paragraph shall cease to be in full force and effect without any further action by the Issuer or the Guarantor with respect to such Series of Securities then outstanding to which such substitution applied.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Obligors, any of their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Obligors in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11. Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

This Indenture may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The signature of any Person on this instrument may be manual or facsimile (including, for the avoidance of doubt, electronic). The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign or other electronic signature provider that the Issuer plans to use (or such other digital signature provider as specified in writing to Trustee by an Authorized Person of the Issuer), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Waiver of Trial by Jury.

EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.15. Calculations.

The Issuer will be responsible for making all calculations called for under this Indenture or the Securities. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 12.16. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Dated as of ________, 20___

EQUINIX CANADA FINANCING LTD., as Issuer

By:
Name:
Title:

EQUINIX, INC., as Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: